SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

(Name of Registrant as Specified In Its Charter)

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Information Statement Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed Information Statement provides important information regarding new managers that have been appointed to one or more of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements with the new managers, which were selected by Strategic Advisers LLC, which is the adviser to the Strategic Advisers Funds and provides discretionary investment management services to the Fidelity managed account program. These changes may provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. You may not hold all of the funds discussed in this document. No other action is required by you.

* You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

This Page is Intentionally Left Blank

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® CORE INCOME FUND

STRATEGIC ADVISERS® SMALL-MID CAP FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Core Income Fund and Strategic Advisers® Small-Mid Cap Fund (each, a Fund and collectively, the Funds), each a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about May 2, 2023, to shareholders of record as of April 3, 2023. This Information Statement is intended to inform you that one or more new sub-advisers have been appointed to your fund(s). No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on March 2, 2023, of the following new sub-advisory arrangements:

Fund	Sub-Adviser
Strategic Advisers® Core Income Fund	J.P. Morgan Investment Management Inc.
(Core Income Fund)	(JPMorgan or New Sub-Adviser)
Strategic Advisers® Small-Mid Cap Fund	William Blair Investment Management, LLC
(Small-Mid Cap Fund)	(William Blair or New Sub-Adviser)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint JPMorgan as an additional sub-adviser for Core Income Fund, and William Blair as an additional sub-adviser for Small-Mid Cap Fund, and to discuss the terms of each new sub-advisory agreement (each, an Agreement and collectively, the Agreements) with JPMorgan and William Blair. This is a joint Information Statement for multiple series of the Trust. You may not own shares of all Funds included in this Information Statement. Shares of the Funds are offered exclusively to certain clients of Strategic Advisers or its affiliates and are not available for sale to the general public.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers and the Trust by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each New Sub-Adviser as an additional sub-adviser to each applicable Fund and approved each Agreement at a meeting on March 2, 2023. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each New Sub-Adviser under the terms of the applicable Agreement was in the best interest of each applicable Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of each Fund in accordance with its respective investment objective, policies and limitations pursuant to a management contract (each, a Management Contract and collectively, the Management Contracts) for each Fund. The date of each Management Contact, and the date that each Management Contract was approved by the initial sole shareholder, is provided below.

Fund	Date of Contract	Initial Sole Shareholder Approval
Core Income Fund	October 1, 2018(1)	August 20, 2010
Small-Mid Cap Fund	October 1, 2018(1)	August 20, 2010

(1)	Date of Amended and Restated Management Contract.
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The Management Contracts were most recently renewed by the Board, including a majority of the Independent Trustees, on September 7, 2022. Strategic Advisers is authorized, in its discretion, to allocate each Fund’s assets pursuant to its investment strategy. In addition, Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining each Fund’s records; maintaining the registration and qualification of each Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fees payable monthly to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for each Fund through the expiration dates shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of a Fund will not exceed the rate shown in the table below for such Fund.

Fund	Strategic Advisers’ Portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Core Income Fund	0.25%	0.60%	September 30, 2025
Small-Mid Cap Fund	0.25%	1.10%	September 30, 2025

Strategic Advisers may not discontinue or modify the management fee waiver prior to its expiration date without the approval of the Board. The addition of each New Sub-Adviser will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver arrangement discussed above, for each applicable Fund.

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In addition to the New Sub-Advisers, the following serve as sub-advisers or sub-subadvisers to the Funds:

Fund	Existing Sub-Advisers and Sub-Subadvisers
Core Income Fund	BlackRock Investment Management, LLC, BlackRock International Limited, Blackrock (Singapore) Limited, FIAM LLC (FIAM), FMR Investment Management (UK) Limited (FMR UK), Fidelity Management & Research (Hong Kong) Limited (FMR H.K.), Fidelity Management & Research (Japan) Limited (FMR Japan), PGIM, Inc., PGIM Limited, and TCW Investment Management Company LLC
Small-Mid Cap Fund	AllianceBernstein L.P., ArrowMark Colorado Holdings, LLC (dba ArrowMark Partners), Boston Partners Global Investors, Inc., FIAM, FMR UK, FMR H.K., FMR Japan, FIL Investment Advisors (FIA), FIL Investment Advisors (UK) Limited, Geode Capital Management, LLC (Geode), GW&K Investment Management, LLC, JPMorgan, LSV Asset Management, Portolan Capital Management, LLC, and River Road Asset Management, LLC

FIAM, FMR UK, FMR H.K., and FMR Japan are affiliates of Strategic Advisers.

The following tables show Management Fees paid by each Fund to Strategic Advisers and sub-advisory fees paid by Strategic Advisers, on behalf of each Fund, to each Fund’s sub-advisers during the fiscal period ended February 28, 2023.

Fund	Management Fees Paid to Strategic Advisers(1)	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the Fund(1)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s) as a % of Average Net Assets of the Fund
Core Income Fund	$13,330,741	0.03%	$6,683,642	0.01%
Small-Mid Cap Fund	$26,660,592	0.32%	$25,449,982(2)	0.31%(2)

(1)	After waivers reducing management fees in the amount of $116,812,082 for Core Income Fund and $20,615,715 for Small-Mid Cap Fund.

(2)	Excludes sub-advisory fees paid to Geode. No sub-advisory fees were paid to FIA during the fiscal period ended February 28, 2023.
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Fund	Sub-Advisory Fees Paid by Strategic Advisers to FIAM	Sub-Advisory Fees Paid by Strategic Advisers to FIAM as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by Strategic Advisers to Geode	Sub-Advisory Fees Paid by Strategic Advisers to Geode as a % of Average Net Assets of the Fund
Core Income Fund	$6,647,821	0.01%	N/A	N/A
Small-Mid Cap Fund	$972,901	0.01%	$198,415	0%

Expense estimates, which are accrued in the period to which they relate and adjusted when actual amounts are known, will cause differences between the amount of the management fees paid by the fund to Strategic Advisers and the aggregate amount of the sub-advisory fees paid by Strategic Advisers, on behalf of the fund, to the sub-adviser(s).

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISERS

On March 2, 2023, pursuant to the “managers of managers” arrangement, the Board approved separate agreements with each of JPMorgan and William Blair on behalf of each applicable Fund. Pursuant to the Agreements, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of the applicable Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments.

Pursuant to each Agreement, each New Sub-Adviser provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the respective Fund, the Board, or Strategic Advisers may impose. Each New Sub-Adviser will vote the respective Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted each New Sub-Adviser authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the respective Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the respective Fund, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by that Fund.

Each Agreement may be terminated on sixty days’ written notice to the New Sub-Adviser, as applicable: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund. Each Agreement is terminable, without penalty, by Strategic Advisers upon sixty days’ written notice to the applicable New Sub-Adviser, and by such New Sub-Adviser upon ninety days’ written notice to Strategic Advisers

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and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to the applicable Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT JPMORGAN

JPMorgan’s main office is located at 383 Madison Avenue, New York, New York 10179. JPMorgan is not affiliated with Strategic Advisers.

Investment Process

The strategy’s investment process combines research-intensive bottom-up and top-down approaches in pursuit of outperforming the Bloomberg US Aggregate Index. The investment team for the strategy is organized into two groups: strategy portfolio managers and sector specialists. Strategy portfolio managers utilize a qualitative macroeconomic assessment and quantitative framework to drive sector allocation, duration and yield curve positioning. Sector specialist investor teams generate fundamental, quantitative and technical research which drives security selection in sector portfolio sleeves. In tandem, these processes create a holistically managed strategy using multiple sources of return.

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Directors and Officers

The following are the directors, officers, and control persons of JPMorgan. Unless otherwise noted, the address of each is 383 Madison Avenue, New York, New York 10179.

DIRECTORS AND OFFICERS
Name	Position
George C. Gatch(1)	Director, Chairman
Paul A. Quinsee(1)	Director, Head of Global Equities
Andrew R. Powell(1)	Director, AM CAO, Head of Global Client Service, Senior Business Manager
John T. Donohue(1)	Director, President, CEO, Head of Global Liquidity
Joy C. Dowd(1)	Director
Robert C. Michele(1)	Director, Head of Global Fixed Income, Currency & Commodities
Anton C. Pil(1)	Director, Head of Global Alternatives
Craig M. Sullivan(1)	Director, Treasurer, CFO
Jedediah Laskowitz	Head of Global Asset Management Solutions
John L. Oliva	Chief Compliance Officer
Andrea L. Lisher(1)	Director, Head of Americas, Client
Peter Bonanno	General Counsel, Asset Management
Katherine Manghillis	Secretary
CONTROL PERSONS
Name	Relationship
JPMorgan Asset Management Holdings Inc.	100% Shareholder of JPMorgan
JPMorgan Chase Holdings LLC	100% Shareholder of JPMorgan Asset Management Holdings Inc.
JPMorgan Chase & Co.	100% Shareholder of JPMorgan Chase Holdings LLC

(1)	Control Person

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of JPMorgan.

JPMorgan also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to JPMorgan pursuant to the Agreement:

Fund	Assets Under Management as of December 31, 2022
Columbia Variable Portfolio – Partners Core Bond Fund	$2.4 Billion
JPMorgan Core Plus Bond ETF	$596 Million
JPMorgan Core Plus Bond Fund	$15.4 Billion
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INFORMATION ABOUT WILLIAM BLAIR

William Blair’s main office is located at William Blair Building, 150 North Riverside Plaza, Chicago, Illinois 60606. William Blair is not affiliated with Strategic Advisers.

Investment Process

William Blair employs a disciplined, bottom-up, research-intensive approach to investing. We seek to invest in quality companies when they are undervalued in the market. Our investment philosophy is based on the belief that the market is inefficient with respect to distinguishing between an average company and a quality company. In our view, a quality company is one that can achieve more durable returns on capital than the market expects due to its experienced and motivated management team, unique business model (e.g., market leadership, distinctive products/services, unique market opportunities), and attractive financial characteristics.

In analyzing these investment opportunities, we must first determine if a company meets our quality criteria and then determine if the stock is mispriced. Within this universe of quality companies, we believe there are three main market inefficiencies that allow us to create alpha for our clients: Traditional Quality, Fallen Quality and Undiscovered Quality. In each case, we believe the valuation of a stock does not properly discount our long-term fundamental expectations for the company.

Directors and Officers

The following are the directors, officers, and control persons of William Blair. Unless otherwise noted, the address of each is 150 North Riverside Plaza, Chicago, Illinois 60606.

DIRECTORS AND OFFICERS
Name	Position
Brent W. Gledhill(1)	President, Chief Executive Officer, Executive Committee
Walter R. Randall	Chief Compliance Officer
Jon W. Zindel(1)	Chief Financial Officer, Executive Committee
Stephanie G. Braming(1)	Executive Committee
Ryan J. DeVore(1)	Executive Committee
Lisa D. Anderson	Director of Operations
Cissie Citardi(1)	General Counsel, Executive Committee
Matthew M. Zimmer(1)	Executive Committee
Peter P. Dalrymple(1)	Executive Committee
Anurag Sharma(1)	Managing Director, Executive Committee
Beth A. Satterfield(1)	Chief Operating Officer, Executive Committee
CONTROL PERSONS
Name	Relationship
WBC Holdings, L.P.	100% Owner
WBC GP, L.L.C.	General Partner of WBC Holdings, L.P.
Executive Committee	Controls WBC GP, L.L.C.

(1)	Control Person
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No officer or Trustee of the Funds is an officer, employee, director, or shareholder of William Blair.

William Blair also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to William Blair pursuant to the Agreement:

Fund	Assets Under Management as of December 31, 2022
William Blair Small-Mid Cap Core Fund	$144,158,477

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Company LLC, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

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BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with each Fund through the fiscal period ended February 28, 2023:

Fund	Broker	Affiliated With	Transaction Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
Core Income Fund	Fidelity Capital Markets	FMR LLC / Strategic Advisers	Strategic Advisers LLC	$4,375	0.53%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	FIAM LLC	$1	0.00%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	FIAM LLC	$3	0.00%
Small-Mid Cap Fund	Fidelity Capital Markets	FMR LLC / Strategic Advisers	FIAM LLC	$1,581	0.02%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	FIAM LLC	$2	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	Boston Partners Global Investors, Inc.	$274	0.00%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	AllianceBernstein L.P.	$298	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	AllianceBernstein L.P.	$149	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	GW&K Investment Management, LLC	$601	0.01%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	River Road Asset Management, LLC	$89	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	J.P. Morgan Investment Management Inc.	$126	0.00%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	Strategic Advisers LLC	$8,628	0.10%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	Strategic Advisers LLC	$1,168	0.01%
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OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of February 28, 2023:

Fund	Shares Outstanding
Core Income Fund	5,470,833,323
Small-Mid Cap Fund	569,270,016

As of February 28, 2023, the Trustees, Members of the Advisory Board (if any), and officers of each Fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each Fund.

To the knowledge of the Trust, no shareholder had substantial (5% or more) record and/or beneficial ownership with respect to each Fund as of February 28, 2023.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 or write to Fidelity Distributors Company LLC at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company LLC, 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

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APPENDIX A

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Strategic Advisers Core Income Fund

In March 2023, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), J.P. Morgan Investment Management Inc. (JPMorgan or New Sub-Adviser), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board’s decision to approve the Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund’s investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund. The Board noted its familiarity with the nature, extent and quality of services provided by the Sub-Advisers to other Strategic Advisers funds with different investment mandates, and that the same support staff, including compliance personnel, that currently provides services to other Strategic Advisers funds will also provide services to the fund. The Board also took into consideration additional information regarding the new investment mandates provided by Strategic Advisers, and JPMorgan.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of JPMorgan’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that JPMorgan’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered JPMorgan’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process, and their investments in business continuity planning, including in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by JPMorgan under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

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Investment Performance. The Board considered the historical investment performance of JPMorgan and their portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to JPMorgan. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring JPMorgan.

Based on its review, the Board concluded that the fund’s management fee structure and projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to the sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement will provide for breakpoints that have the potential to reduce sub-advisory fees paid to the sub-adviser as assets allocated to the sub-adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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Strategic Advisers Small-Mid Cap Fund

In March 2023, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), William Blair Investment Management, LLC (William Blair or New Sub-Adviser), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board’s decision to approve the Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund’s investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund. The Board noted its familiarity with the nature, extent and quality of services provided by the New Sub-Adviser to another Strategic Advisers fund with a different investment mandate, and that the same support staff, including compliance personnel, that currently provides services to the other Strategic Advisers fund will also provide services to the fund. The Board also took into consideration additional information regarding the new investment mandate provided by Strategic Advisers and the New Sub-Adviser.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Adviser’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered the New Sub-Adviser’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process, and their respective investments in business continuity planning, including in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Adviser under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of the New Sub-Adviser and its portfolio managers in managing accounts under a similar investment mandate.

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Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to the New Sub-Adviser. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the New Sub-Adviser.

The Board noted that the Agreement will result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board considered that after allocating assets to the New Sub-Adviser, the fund’s management fee and total net expenses are each expected to increase slightly, but each is expected to continue to rank below the competitive peer group median reported in the 2022 management contract renewal materials for the fund.

Based on its review, the Board concluded that the fund’s management fee structure and projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the New Sub-Adviser as assets allocated to the sub-adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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